SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
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|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-12
|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               PHARMOS CORPORATION
                (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


      1)    Title of each class of securities to which transaction applies:


            --------------------------------------------------------------------

      2)    Aggregate number of securities to which transaction applies:


            --------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)    Proposed maximum aggregate value of transaction:

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      5)    Total fee paid:


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

|_|   Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount previously paid:

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      3)    Filing Party:

      4)    Date Filed:

                               PHARMOS CORPORATION
                         99 Wood Avenue South, Suite 311
                                Iselin, NJ 08830
                                 (732) 452-9556

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   ----------

      NOTICE IS HEREBY GIVEN, that the Annual Meeting of the Stockholders of Pharmos Corporation (the "Company") will be held in Edison, New Jersey at 11:00 A.M. on July 11, 2002 at the Sheraton Edison Hotel, 125 Raritan Center Parkway,
(i) to elect Directors of the Company to hold office until the next annual meeting of the stockholders and until their successors are duly elected and qualified; (ii) to increase the number of authorized shares of the Company's Common Stock to 110,000,000 shares; (iii) to amend the Company's 2000 Stock Plan; (iv) to ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002; and (v) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on June 5, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

      If you do not expect to be personally present at the Meeting, but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you fill in, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided or vote electronically or by telephone by 11:59 PM Eastern time the day prior to the Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            Haim Aviv, Ph.D.
                                            Chairman of the Board

June 17, 2002

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY VOTE ELECRONICALLY OR BY TELEPHONE; DIRECTIONS FOR ELECTRONIC OR TELEPHONE VOTING ARE INCLUDED ON THE ENCLOSED PROXY.

                              PHARMOS CORPORATION
                        99 Wood Avenue South, Suite 311
                                Iselin, NJ 08830
                                 (732) 452-9556

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 11, 2002

                                  INTRODUCTION

      The Meeting is being called to elect members of the Board of Directors, to increase the number of authorized shares of the Company's Common Stock to 110,000,000 shares, to amend the Company's 2000 Stock Plan, and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's auditors for the fiscal year ending December 31, 2002. The Meeting will be open for the transaction of such other business as may properly come before it, although, as of the date of this proxy statement, management does not know of any other business that will come before the Meeting. If any other matters do come before the Meeting, the persons named in the enclosed form of proxy are expected to vote said proxy in accordance with their judgment on such matters.

      This proxy statement and the accompanying proxy card are first being mailed on or about June 17, 2002 to stockholders of record as of June 5, 2002. A copy of the Annual Report for the fiscal year ended December 31, 2001, which includes audited financial statements, is also included.

      The solicitation of proxies in the accompanying form is made by, and on behalf of, the Board of Directors, and the Company will bear the entire cost of such solicitation. There will be no solicitation of proxies other than by mail or personal solicitation by officers and employees of the Company, and no compensation will be paid to directors, officers or employees of the Company in connection with such services. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held of record by such persons, and such persons will be reimbursed for reasonable expenses incurred by them. A stockholder executing the accompanying proxy has the power to revoke it at any time prior to the exercise thereof by filing with the Secretary of the
Company: (i) a duly executed proxy bearing a later date; or (ii) a written instrument revoking the proxy; (iii) voting electronically or by telephone until 11:59 PM Eastern Time on the day prior to the date of the Meeting; or (iv) by attending the Meeting and voting in person. In the event that a stockholder casts more than one proxy vote, electronically or otherwise, the latest vote received will be the vote that will be recorded.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Votes withheld from any nominee for election as a director, abstentions and broker "non-votes" are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote at the Meeting, and votes withheld will not be counted toward the achievement of a plurality. The amendment of the Company's Restated Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock requires the affirmative vote of a majority of the shares entitled to vote at the Meeting. On all other matters being submitted to the stockholders, the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on such matter is required for approval. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present and voting on each matter. Broker non-votes are not considered for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of votes from which the majority is calculated.

                                VOTING SECURITIES

      The Board of Directors has fixed the close of business on June 5, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

      As of June 5, 2002, the outstanding capital stock of the Company consisted of 56,573,792 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by him or her at the close of business on the record date.

      The shares for which the accompanying proxy is solicited will be voted in accordance with the directions given, provided that the proxy is executed and returned by the stockholder prior to the Meeting.

      The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of June 5, 2002, except as set forth in the footnotes, by (i) each person who was known by the Company to own beneficially more than 5% of any class of the Company's Stock, (ii) each of the Company's Directors and executive officers, and (iii) all current Directors and executive officers of the Company as a group. Except as otherwise noted, each person listed below has sole voting and dispositive power with respect to the shares listed next to such person's name.

                                             Amount of Beneficial      Percentage of
Name and Address of Beneficial Ownership          Ownership               Total (1)
Haim Aviv, Ph.D. (2)                               1,369,058                 2.4%
Kiryat Weizmann
Rehovot, Israel

David Schlachet (3)                                   28,750                    *
BioCom (Management) Limited
40 Einstein Street, Ramat Aviv Tower
Tel Aviv 69102 Israel

Mony Ben Dor (3)                                      25,625                    *
BioCom (Management) Limited
40 Einstein Street, Ramat Aviv Tower
Tel Aviv 69102 Israel

Georges Anthony Marcel, M.D., Ph.D. (3)               21,250                    *
TMC Development
9, Rue de Magdebourg
77116 Paris France

Elkan R. Gamzu, Ph.D. (3)                             16,250                    *
EnERGetics
199 Wells Avenue, Suite 302
Newton, MA 02459

Samuel D. Waksal, Ph.D. (3)                            8,750                    *
ImClone Systems Incorporated
180 Varick Street
New York, NY 10014

Lawrence F. Marshall, M.D                                  0                    *
P.O. Box 1242
Rancho Santa Fe, CA 92067

Gad Riesenfeld (4)
Pharmos Corporation                                  285,983                    *
99 Wood Avenue South, Suite 311
Iselin, NJ 08830

Robert W. Cook (5)                                   171,250                    *
Pharmos Corporation
99 Wood Avenue South, Suite 311
Iselin, NJ 08830

All Directors and Executive Officers as a
group (9 persons)(6)                                1,926,916                 3.3%

----------
*     Indicates ownership of less than 1%.

(1) Based on 56,573,792 shares of Common Stock outstanding, plus each individual's currently exercisable warrants or options. Assumes that no other individual will exercise any warrants and/or options.

(2) Includes 276,153 shares of Common Stock held in the name of Avitek Ltd., of which Dr. Aviv is the Chairman of the Board of Directors and the principal stockholder, and, as such, shares the right to vote and dispose of such shares. Also includes currently exercisable options and warrants to purchase 648,126 shares of Common Stock.

(3) Consists of currently exercisable options and warrants to purchase Common Stock.

(4) Consists of 17,650 shares of Common Stock and currently exercisable options and warrants to purchase 268,333 shares of Common Stock.

(5) Consists of 20,000 shares of Common Stock and currently exercisable options and warrants to purchase 151,250 shares of Common Stock.

(6) Based on the number of shares of Common Stock outstanding, plus 1,168,334 exercisable warrants and options held by the Directors and executive officers.

                         ITEM 1 - ELECTION OF DIRECTORS

      Six Directors are to be elected at the Meeting to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The election of Directors requires the affirmative vote of a plurality of shares cast of Common Stock voting together present or represented at a meeting at which a quorum (one-third (1/3) of the outstanding shares of Common Stock) is present or represented. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. In May 2002, the Company's Chairman and CEO informed Dr. Samuel Waksal that he would not be asked to stand for re-election as a Director of the Company at the forthcoming Annual Meeting. Subsequently, in June 2002, the Company learned that Dr. Waksal faced charges of securities law violations relating to shares of ImClone Systems, a company of which he is the founder and former chief executive. Dr. Waksal has denied all such charges. It is the intention of the persons named in the accompanying proxy form to vote FOR the election of the six persons named in the table below as Directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the below listed nominees for Director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy form have the right to use their discretion to vote for a substitute.

      The following table sets forth the name, age and position of each Director standing for election at the Meeting and each executive officer:

Name                           Age        Position
----                           ---        --------
Haim Aviv, Ph.D.               62         Chairman, Chief Executive Officer,
                                             Chief Scientist

David Schlachet                56         Director

Mony Ben Dor                   56         Director

Georges Anthony Marcel,        61         Director
     M.D., Ph.D.

Elkan R. Gamzu, Ph.D.          59         Director

Lawrence F. Marshall, M.D.     58         Director

Gad Riesenfeld, Ph.D.          58         President, Chief Operating Officer

Robert W. Cook                 47         Executive Vice President and
                                             Chief Financial Officer

Haim Aviv, Ph.D., is Chairman, Chief Executive Officer, Chief Scientist and a Director of the Company. In 1990, he co-founded Pharmos Corporation, a New York corporation ("Old Pharmos"), which merged into the Company in October 1992 (the "Merger"). Dr. Aviv also served as Chairman, Chief Executive Officer, Chief Scientist and a Director of Old Pharmos prior to the Merger. Dr. Aviv was the co-founder in 1980 of Bio-Technology General Corp. ("BTG"), a publicly-traded company engaged in the development of products using recombinant DNA, its General Manager and Chief Scientist from 1980 to 1985, and a Director and Senior Scientific

Consultant until August 1993. Prior to that time, Dr. Aviv was a professor of molecular biology at the Weizmann Institute of Science. Dr. Aviv is the principal stockholder of Avitek Ltd., a stockholder of the Company. Dr. Aviv is also an officer and/or significant stockholder of several privately held Israeli biopharmaceutical and venture capital companies.

David Schlachet, a Director of the Company since December 1994, has served as the Chairman of Elite Industries Ltd. from July 1997 through June 2000. From January 1996 to June 1997, Mr. Schlachet served as the Vice President of the Strauss Group and Chief Executive Officer of Strauss Holdings Ltd. The Strauss Group is Israel's largest privately owned food manufacturer. Mr. Schlachet was Vice President of Finance and Administration at the Weizmann Institute of Science in Rehovot, Israel from 1990 to December, 1995, and was responsible for the Institute's administration and financial activities, including personnel, budget and finance, funding, investments, acquisitions and collaboration with the industrial and business communities. From 1989 to 1990, Mr. Schlachet was President and Chief Executive Officer of YEDA Research and Development Co. Ltd., a marketing and licensing company at the Weizmann Institute of Science. Today Mr. Schlachet serves as Chairman of Harel Capital Markets (Israeli broker, underwriter and asset management firm) and as a Director of Israel Discount Bank Ltd., Hapoalim Capital Markets Ltd., Teldor Ltd (software and computer company), Proseed Ltd., a venture capital investment company and Taya Investment Company Ltd., an Israeli publicly-held investment company, and also serves as Managing Partner in BioCom, a venture capital fund in the field of life sciences.

Mony Ben Dor, a Director of the Company since September 1997, has been Managing Partner of BioCom, a venture capital fund in the field of life sciences since April 2000. Prior to that he was Vice President of The Israel Corporation, Ltd. From May 1997, and chairman of two publicly traded subsidiaries: H.L. Finance and Leasing and Albany Bonded International Trade. He was also a director of a number of subsidiary companies such as Israel Chemicals Ltd., Zim Shipping Lines and Tower Semiconductors. From 1992 to 1997, Mr. Ben Dor was Vice President of Business Development for Clal Industries Ltd., which is one of the leading investment groups in Israel. He was actively involved in the acquisition of companies including a portfolio of pharmaceutical companies such as Pharmaceutical Resources Inc., Finetech Ltd. and BioDar Ltd. He served as a director representing Clal Industries in all of the acquired companies as well as other companies of Clal Industries. Prior to his position at Clal Industries Ltd., Mr. Ben Dor served as Business Executive at the Eisenberg Group of companies.

Georges Anthony Marcel, M.D., Ph.D., a Director of the Company since September 1998, is President and Chief Executive Officer of TMC Development S.A., a biopharmaceutical consulting firm based in Paris, France. Prior to founding TMC Development in 1992, Dr. Marcel held a number of senior executive positions in the pharmaceutical industry, including Chief Executive Officer of Amgen's French subsidiary, Vice President of Marketing for Rhone-Poulenc Sante and Director of Development for Roussel-Uclaf. Dr. Marcel teaches biotechnology industrial issues and European regulatory affairs at the Faculties of Pharmacy of Paris and Lille. Dr. Marcel is also a member of the Gene Therapy Advisory Committee at the French Medicines Agency.

Elkan R. Gamzu, Ph.D., a Director of the Company since February 2000, is a consultant to the biotechnology and pharmaceutical industries. Prior to becoming a consultant, Dr. Gamzu held a number of senior executive positions in the biotechnology and pharmaceutical industries, including

President and Chief Executive Officer of Cambridge Neuroscience, Inc. from 1994 until 1998. Dr. Gamzu also served as President and Chief Operating Officer and Vice President of Development for Cambridge Neuroscience, Inc. from 1989 to 1994. Previously, Dr. Gamzu held a variety of senior positions with Warner-Lambert and Hoffman LaRoche, Inc. Dr. Gamzu is a member of the Board of Directors of three other biotechnology companies: the publicly traded XTL Biopharmaceuticals Ltd. and the privately held biotechnology companies Neurotech S.A. of Evry, France and Hypnion, Inc. of Worcester, MA. He is also on the Board of Directors of Rho-ADDS, sas, a Paris-based provider of biostatistics and data management for the biopharmaceutical industry.

Lawrence F. Marshall, M.D., became a Director of the Company in May 2002. Since 1995 he has served as Professor and Chair of the Division of Neurological Surgery at the University of California, San Diego (UCSD) Medical Center, where he has also served as Director of the Residency Training Program since 1994. Since 1999 Dr. Marshall has also been Director of Neurotrauma at Children's Hospital San Diego. Prior thereto, Dr. Marshall held a variety of executive, medical and academic positions at UCSD, beginning in 1975. Prior to his career at UCSD, Dr. Marshall held various medical positions at the Hospital of the University of Pennsylvania. In 1972 Dr. Marshall was Research Fellow, Neuropathology at the Institute of Neurological Sciences in Glasgow, Scotland. Dr. Marshall performed consulting services for the Company on an irregular basis between 1998 and 2000.

Gad Riesenfeld, Ph.D., was named President in February 1997, and has served as Chief Operating Officer since March 1995. He served as Executive Vice President from December 1994 to February 1997, Vice President of Corporate Development and General Manager of Florida Operations from October 1992 to December 1994, and was employed by Pharmos from March 1992 until the Merger. Prior thereto, he was engaged in a variety of pharmaceutical and biotechnology business activities relating to the commercialization of intellectual property, primarily in the pharmaceutical and medical fields. From March 1990 through May 1991 Dr. Riesenfeld was a Managing Director of Kamapharm Ltd., a private company specializing in human blood products. Prior thereto, from May 1986, he was Managing Director of Galisar Ltd., a pharmaceutical company involved in extracorporeal blood therapy. Dr. Riesenfeld holds a Ph.D. degree from the Hebrew University of Jerusalem and held a scientist position, as a post doctorate, at the Cedars Sinai Medical Center in Los Angeles, California.

Robert W. Cook was elected Vice President Finance and Chief Financial Officer of Pharmos in January 1998 and became Executive Vice President in February 2001. From May 1995 until his appointment as the Company's Chief Financial Officer, he was a vice president in GE Capital's commercial finance subsidiary, based in New York. From 1977 until 1995, Mr. Cook held a variety of corporate finance and capital markets positions at The Chase Manhattan Bank, both in the U.S. and in several overseas locations. He was named a managing director of Chase in January 1986. Mr. Cook holds a degree in international finance from The American University, Washington, D.C.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

      During the 2001 fiscal year, the Board of Directors met four times and acted by unanimous written consent once. Lawrence Marshall joined the Board in May 2002. Other than Samuel

Waksal, who attended one of the meetings of the full Board, each person who served as a director in 2001 attended in excess of 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during 2001 and (ii) the total number of meetings held during 2001 by each committee of the Board of Directors on which such director served.

      The members of the Audit Committee are David Schlachet, Elkan Gamzu and Georges Anthony Marcel. The Audit Committee met twice during 2001. At the time of the first meeting, Dr. Marcel was not yet a member of the Audit Committee and did not attend that meeting. All three members of the Audit Committee attended the second meeting. The Audit Committee has been delegated the responsibility of reviewing with the independent auditors the plans and results of the audit engagement, reviewing the adequacy, scope and results of the internal accounting controls and procedures, reviewing the degree of independence of the auditors, reviewing the auditor's fees and recommending the engagement of the auditors to the full Board of Directors. All of the members of the Audit Committee in 2001 were, and currently are, "independent directors" under applicable Nasdaq Stock Market rules. The Board of Directors has adopted a written charter for the Audit Committee.

      The members of the Compensation and Stock Option Committee are Mony Ben Dor, Samuel Waksal and Elkan Gamzu. Dr. Gamzu became a member of the Committee in February 2002. The Compensation and Stock Option Committee met once during 2001, with both then-current members in attendance. Samuel Waksal is not standing for re-election as a Director at the forthcoming Annual Meeting. The Compensation and Stock Option Committee has the full power and authority to interpret the provisions and supervise the administration of the Company's stock option plans and to grant options outside of these plans and the authority to review all matters relating to personnel of the Company.

      The Board of Directors does not have a standing nominating committee.

                             AUDIT COMMITTEE REPORT*

      The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements as of and for the year ended December 31, 2001.

      The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with PricewaterhouseCoopers LLP their independence.

      The Audit Committee also considered whether the provision by PricewaterhouseCoopers LLP of all services to the Company during the year ended December 31, 2001, other than in connection with the audit of the Company's consolidated financial statements referred to above and other than professional services relating to financial information systems design and implementation, was compatible with maintaining its independence. Such services principally include fees for accounting consultations and statutory audits. The Audit Committee concluded that Pricewaterhouse Coopers is "independent."

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Pharmos Corporation Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                           Submitted by the
                           Members of the Audit Committee

                           David Schlachet
                           Elkan Gamzu, Ph.D.
                           Georges Anthony Marcel, M.D., Ph.D.

----------
* The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

                           SUMMARY COMPENSATION TABLE

                                           Annual Compensation                 Long Term Compensation
                                           -------------------                 ----------------------
                                                                                                Stock
Name/                                                                          Restricted    Underlying
Principal Position            Year       Salary        Bonus         Other        Stock        Options
                              ----       ------        -----         -----        -----        -------
Haim Aviv, Ph.D               2001      $268,000      $80,000      $ 2,844(1)                  100,000
Chairman, Chief               2000      $244,662      $74,044      $ 2,925(1)                  100,000
Executive Officer, and        1999      $236,418      $29,906      $ 2,829(1)                   65,000
Chief Scientist

Gad Riesenfeld, Ph.D          2001      $209,790      $42,000      $56,556(2)                   50,000
President and                 2000      $194,250      $20,000      $71,125(2)                   60,000
Chief Operating Officer       1999      $185,000      $20,000      $53,860(2)                   50,000

Robert W. Cook                2001      $198,450      $40,000      $15,338(3)                   40,000
Executive Vice President      2000      $183,750      $40,000      $ 4,800(1)                   45,000
and Chief Financial           1999      $175,000      $20,000      $ 4,800(1)                   40,000
Officer

(1)   Consists of car allowance and car expenses.

(2) Consists of housing allowance, contributions to insurance premiums, and car allowance.

(3) Consists of contributions to insurance premiums, car allowance and car expenses.

The following tables set forth information with respect to the named executive officers concerning the grant, repricing and exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

               OPTION GRANTS FOR THE YEAR ENDED DECEMBER 31, 2001:

                           Common Stock    % of Total
                           Underlying      Options        Exercise
                           Options         Granted to     Price         Expiration
                           Granted         Employees      per Share     Date
Haim Aviv, Ph.D            100,000         19.6%          $1.875        April 2, 2011

Gad Riesenfeld, Ph.D        50,000          9.8%          $1.875        April 2, 2011

Robert W. Cook              40,000          7.8%          $1.875        April 2, 2011

                           AGGREGATED OPTION EXERCISES
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                   AND OPTION VALUES AS OF DECEMBER 31, 2001:

                                                                                        Value of Unexercised
                                                     Number of Unexercised              In-the-Money Options
                  Number of                          Options at December 31, 2001       at December 31, 2001
                  Shares                             ----------------------------       --------------------
                  Acquired on       Value
Name              Exercise          Realized         Exercisable      Unexercisable     Exercisable      Unexercisable
----              --------          --------         -----------      -------------     -----------      -------------
Haim Aviv,           0                 0               331,876            232,500         $60,500           $83,250
  Ph.D

Gad Riesenfeld,      0                 0               179,333            140,000         $44,000           $51,250
  Ph.D.

Robert W. Cook       0                 0               118,750            106,250         $39,500           $41,000

                REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE

      The following report of the Compensation Committee is provided solely to the shareholders of the Company pursuant to the requirements of Schedule 14A promulgated under the Securities Exchange Act of 1934, and shall not be deemed to be "filed" with the Securities and Exchange Commission for the purpose of establishing statutory liability. This Report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this Proxy Statement.

General Executive Compensation Policy

      The Compensation and Stock Option Committee of the Board of Directors establishes the general compensation policies of the Company, the compensation plans and specific compensation levels for executive officers, and administers the Company's 2001 Employee Stock Purchase Plan, as well as the 2000, 1997 and 1992 Incentive and Non-Qualified Stock Option Plans. The Compensation and Stock Option Committee is composed of two independent, non-employee Directors who have no interlocking relationships as defined by the Securities and Exchange Commission other than as described below (see "Compensation Committee Interlocks and Insider Participation").

      The Compensation and Stock Option Committee, being responsible for overseeing and approving executive compensation and grants of stock options, is in a position to appropriately balance the current cash compensation considerations with the longer-range incentive-oriented growth outlook associated with stock options. The main objectives of the Company's compensation structure include rewarding individuals for their respective contributions to the Company's performance, establishing executive officers with a stake in the long-term success of the Company and providing compensation policies that will attract and retain qualified executive personnel.

      The Compensation and Stock Option Committee uses no set formulas and may accord different weight to different factors for each executive. The Committee looks toward the progress of the Company's research and development programs and its clinical programs, its ability to gain support for those programs, either internally or externally, its ability to attract, motivate and retain talented employees and its ability to secure capital sufficient for its product development to achieve rapid and effective commercialization as may be practicable.

      The Compensation and Stock Option Committee believes that the chief executive officer's (CEO) compensation should be heavily influenced by Company performance. Although Dr. Aviv's existing agreement with the Company (see "Employment/Consulting Contracts/Directors' Compensation") provides for a base level of compensation, the Committee determines the appropriate level of bonuses and increases, if any, based in large part on Company performance. The Committee also considers the salaries of CEOs of comparably-sized companies and their performance. Stock options are granted to the CEO, as to other executives, primarily based on the executive's ability to influence the Company's long-term growth.

         The Compensation and Stock Option Committee has adopted similar policies with respect to compensation of other officers of the Company. The Committee establishes base salaries that are within the range of salaries for persons holding positions of similar responsibility at other companies. In addition, the Committee considers factors such as relative Company performance, the executive's past performance and future potential in establishing the base salaries of executive officers.

      As with the CEO, the number of options granted to the other officers is determined by the subjective evaluation of the executive's ability to influence the Company's long-term growth. All options are granted at no less than the current market price. Since the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for managers to create value for stockholders. The Committee therefore views stock options as an important component of its long-term, performance-based compensation philosophy.

Chief Executive Officer Compensation

      Based on the accomplishments by the Company during 2001, the Compensation and Stock Option Committee in March 2002 determined to award Dr. Aviv a cash bonus of $100,000, to increase the aggregate base compensation for 2002 paid to him by the Company and by its Israeli subsidiary to $281,400 (an increase of 5% from the base compensation for 2001) and to grant to him under the Company's 2000 Stock Plan 150,000 Incentive Stock Options, with 25% vesting on the first anniversary of the date of grant and the remainder vesting in twelve equal quarterly installments over the next three years, and exercisable at the fair market value of the Company's Common Stock as of the date of grant.

      The Company's leadership under Dr. Haim Aviv has resulted in the Company obtaining near-term financial stability, continuing its progress as a drug discovery company, revenue from the sale of its ophthalmic business and approaching the commercialization stages for its neuro-pharmaceutical products.

                                               Members of the Compensation and
                                               Stock Option Committee

                                               Mony Ben Dor
                                               Samuel D. Waksal, Ph.D.
                                               Elkan Gamzu, Ph.D.

             EMPLOYMENT/CONSULTING CONTRACTS/DIRECTORS' COMPENSATION

      Haim Aviv, Ph.D. In addition to serving as Chairman of the Board and Chief Executive Officer of the Company, Dr. Aviv has provided consulting services under a consulting agreement with an initial three-year term ended May 3, 1993. The term automatically renewed for additional one-year periods unless either the Company or Dr. Aviv terminated the agreement at least 90 days prior to a scheduled expiration date. The agreement was renewed on an annual basis and was to have expired on May 3, 2001. Under the agreement, Dr. Aviv was entitled to severance pay equal to 25% of his salary in the event of termination or non-renewal without cause. Under the agreement, Dr. Aviv was required to render certain consulting services to the Company.

      The Company's subsidiary, Pharmos Ltd., employs Dr. Aviv as its Chief Executive Officer under an employment agreement with Dr. Aviv. Dr. Aviv was required to devote at least 50% of his business time and attention to the business of Pharmos, Ltd. and to serve on its Board of Directors.

      In April 2001, the Compensation and Stock Option Committee of the Board of Directors recommended, and the Board approved, a new one-year employment/ consulting agreement for Dr. Aviv, as Chairman of the Board and Chief Executive Officer of the Company. Dr. Aviv has agreed to devote a majority of his business time to the Company and to Pharmos Ltd. The agreement provides for automatic one year renewals unless either the Company terminates the agreement at least 180 days prior to the scheduled expiration date during for the initial one year term (and 90 days for subsequent terms) or Dr. Aviv terminates the agreement at least 60 days prior to the scheduled expiration date. Dr. Aviv's base compensation for 2001, effective January 1, was $268,000, to be allocated between the Company and Pharmos Ltd., and his base compensation for 2002, effective January 1, is $281,400, to be allocated between the Company and Pharmos Ltd. The Company also agreed to make available for Dr. Aviv's benefit following his death, termination of employment for disability or retirement at the age of at least 62 an amount equal to the cost of insurance premiums the Company would otherwise have incurred to obtain and maintain a "split-dollar" life insurance policy on his life (approximately $10,000 per year, accruing interest at 8% per year). In addition, the Company agreed to pay, in lieu of contributing to other benefits plans on his behalf, an amount equal to an aggregate of approximately 21% of his base compensation toward the "Management Insurance Scheme" managed by the government of Israel for members of management of Israeli companies.

      Dr. Aviv's new employment agreement also provides that if his employment is terminated within one year following a "change of control," he will receive severance pay of 18 months of base salary for the then-current year, accelerated vesting of all unvested stock options and extended exercisability of all stock options until their respective expiration dates. A "change of control" involves an acquisition of at least 50% of the voting power of the Company's securities, a change in at least 51% of the composition of the current Board of Directors, or approval by the Board of Directors or stockholders of the Company of a transaction where such change of voting control or composition of the Board would occur, where the Company would be liquidated or where all or substantially all of its assets would be sold.

      If Dr. Aviv's employment is terminated by the Company, after notice, other than for a change in control, death, disability or for "cause," as defined in his employment agreement, or if he terminates his employment within one year of a change in control or otherwise for "good reason," as defined in his employment agreement, he will receive severance pay of 12 months of base salary for the then-current year, accelerated vesting of all unvested stock options and extended exercisability of all stock options until their respective expiration dates.

      The new employment agreement also contains customary confidentiality and non-competition undertakings by Dr. Aviv.

      Gad Riesenfeld, Ph.D. In October 1992, the Company's predecessor entered into a one-year employment agreement with Dr. Riesenfeld, which was automatically renewable for successive one-year terms unless either party gave three months prior notice of non-renewal. Under the Agreement, Dr. Riesenfeld devoted his full time to serving as President and Chief Operating Officer of the Company.

      In April 2001, the Compensation and Stock Option Committee of the Board of Directors recommended, and the Board approved, a new one year employment agreement for Dr. Riesenfeld, as full-time President and Chief Operating Officer of the Company. The Committee also increased his base salary, as of January 1, 2001, by 8%, to $209,790. In March 2002, the Committee increased his base salary, effective January 1, 2002, by 12% to $234,965.

      The other provisions of Dr. Riesenfeld's new employment agreement relating to benefits, severance arrangements and confidentiality and non-competition obligations are substantially similar to the those included in Dr. Aviv's employment agreement, as described above, except that the Company's contribution to the "Management Insurance Scheme" on Dr. Riesenfeld's behalf is approximately 16%. In addition, the Compensation Committee and the Board of Directors in April 2001 also authorized an amendment to Dr. Riesenfeld's new employment agreement to provide that if the Company hires a new Chief Executive Officer, Dr. Riesenfeld will be awarded, at the time of commencement of employment, a one-time stock option grant equal to the highest grant he received during the previous three years, in addition to his annual stock option awards. In addition, any termination by the Company within 12 months after such commencement of employment will require 180 days' prior written notice to Dr. Riesenfeld and will entitle him to severance pay equal to 12 months of base salary. In such circumstances, any resignation by Dr. Riesenfeld within 12 months thereafter, other than for "good reason" (as defined in his employment agreement) will require 90 days' prior written notice by Dr. Riesenfeld and will entitle him to 12 months of base salary. The amendment to his employment agreement also provides that Dr. Riesenfeld will act as an unpaid consultant to the Company for a one year period following any such termination or resignation.

      Robert W. Cook. In January 1998, the Company entered into a one-year employment agreement with Mr. Cook, which was automatically renewable for a successive one-year term unless either party gave three months prior notice of non-renewal. Under the Agreement, Mr. Cook devoted his full time to serving as Vice President Finance and Chief Financial Officer of the Company.

      In April 2001, the Compensation and Stock Option Committee of the Board of Directors recommended, and the Board approved, a new one year employment agreement for Mr. Cook, as full-time Vice President Finance and Chief Financial Officer of the Company. The Committee also increased his base salary, as of January 1, 2001, by 8%, to $198,450 and the Board ratified his promotion to Executive Vice President. In March 2002, the Committee increased his base salary, effective January 1, 2002, by 12% to $222,264.

      The other provisions of Mr. Cook's new employment agreement relating to benefits, severance arrangements and confidentiality and non-competition obligations are substantially similar to the those included in Dr. Aviv's employment agreement, as described above, except that Mr. Cook does not participate in the "Management Insurance Scheme" of the Company's Israeli subsidiary, and that in lieu of investing life insurance premiums for his benefit, the Company has actually obtained a $500,000 "split-dollar" life insurance policy for the benefit of Mr. Cook.

      Elkan R. Gamzu, Ph.D. In January 2000, the Company entered into a consulting agreement with Dr. Gamzu with a term of one year (subject to extension by written agreement of the Company and Dr. Gamzu), pursuant to which Dr. Gamzu may provide certain assistance and consulting services to the Company as and when needed. The agreement provides for compensation on a per diem basis in connection with the provision of such assistance and consulting services at the rate of $3,000 per day. In 2001, the Company paid $23,580 to Dr. Gamzu pursuant to the consulting agreement.

Directors' Compensation

      In 2001, Directors did not receive any compensation for service on the Board or for attending Board meetings. In March 2002, the Board of Directors of the Company adopted a compensation policy with respect to outside members of the Board. Specifically, the board approved:

Cash Compensation

      1) Two payments of $2,500 each per annum, the first due on January 1, and the second immediately after the earlier of the director's initial appointment to the board or election by the shareholders; and

      2) $1,000 per each board or committee meeting attended in person or by conference call; no payment for a committee meeting if it occurs on the same day as the board meeting.

Stock Compensation

      1) An initial grant of 30,000 options, awardable on the earlier of the director's initial appointment to the board or election by the shareholders; and

      2) 20,000 options annually thereafter, awardable on the earlier of the date of the director's re-election by the shareholders or the date on which a general option grant is made by the Company for its key employees and directors; and

      3) Special, one-time awards may be granted for attaining certain corporate achievements at the recommendation of the Chairman.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation and Stock Option Committee are Mony Ben Dor, Samuel Waksal and Elkan Gamzu. There were no interlocks on the Compensation and Stock Option Committee in 2001.

                                PERFORMANCE GRAPH

      The following graph compares the Company's cumulative stock-holder's return for the five year period ended December 31, 2001 with the cumulative total return of the NASDAQ Equity Market Index and the NASDAQ Pharmaceuticals Index over the same period.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

  [THE FOLLOWING TABLE IS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL]

                               1996         1997          1998         1999         2000         2001
                               ----         ----          ----         ----         ----         ----
Nasdaq Composite               100.00       122.48        172.69       320.28       192.70       152.89

Nasdaq Pharmaceuticals         100.00       103.05        130.81       246.64       307.65       262.19

Pharmos Corporation            100.00       130.72        104.18       140.92       104.18       153.60

                              CERTAIN TRANSACTIONS

      In January 2000, the Company entered into a consulting agreement with Dr. Gamzu with a term of one year (subject to extension by written agreement of the Company and Dr. Gamzu), pursuant to which Dr. Gamzu may provide certain assistance and consulting services to the Company as and when needed. The agreement provides for compensation on a per diem basis in connection with the provision of such assistance and consulting services at the rate of $3,000 per day. In 2001, the Company paid $23,580 to Dr. Gamzu pursuant to the consulting agreement.

                               SECTION 16 FILINGS

      No person who, during the fiscal year ended December 31, 2001, was a director, officer or beneficial owner of more than ten percent of the Company's Common Stock (a "Reporting

Person"), failed to file on a timely basis, reports required by Section 16 of the Securities Exchange Act of 1934 (the "Act") during the most recent fiscal year. The foregoing is based solely upon a review by the Company of Forms 3 and 4 during the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any representation received by the Company from any reporting person that no Form 5 is required.

 ITEM 2 - PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S
                       COMMON STOCK TO 110,000,000 SHARES

      The Company's Restated Articles of Incorporation, as amended, (the "Restated Articles") currently authorize the issuance of up to 80,000,000 shares of Common Stock. The Board of Directors of the Company has approved, subject to stockholder approval, an amendment (the "Amendment") to the Restated Articles to increase the number of authorized shares of Common Stock to 110,000,000. The additional authorized shares of Common Stock, if and when issued, would have the same rights and privileges as the shares of Common Stock previously authorized. A copy of the proposed amendment to the Restated Articles is set forth in Appendix A.

      As of June 5, 2002, there were 56,573,792 shares of Common Stock outstanding.

      The additional shares of Common Stock authorized by the Amendment could be issued at the direction of the Board of Directors from time to time for any proper corporate purpose, including, without limitation, the acquisition of other businesses, the raising of additional capital for use in the Company's business, a split of or dividend on then outstanding shares or in connection with any employee stock plan or program. The holders of shares of Common Stock do not presently have preemptive rights to subscribe for any of the Company's securities and holders of Common Stock will not have any such rights to subscribe for the additional Common Stock proposed to be authorized. Any future issuances of authorized shares of Common Stock may be authorized by the Board of Directors without further action by the stockholders.

      Although the Board of Directors will issue Common Stock only when required or when the Board considers such issuance to be in the best interests of the Company, the issuance of additional Common Stock may, among other things, have a dilutive effect on the earnings per share (if any) and on the equity and voting rights of stockholders. Furthermore, since Nevada law requires the vote of a majority of shares of each class of stock in order to approve certain mergers and reorganizations, the proposed amendment could permit the Board to issue shares to persons supportive of management's position. Such persons might then be in a position to vote to prevent a proposed business combination which is deemed unacceptable to the Board, although perceived to be desirable by some stockholders, including, potentially, a majority of stockholders. This could provide management with a means to block any majority vote which might be necessary to effect a business combination in accordance with applicable law, and could enhance the ability of Directors of the Company to retain their positions. Additionally, the presence of such additional authorized but unissued shares of Common Stock could discourage unsolicited business combination transactions which might otherwise be desirable to stockholders.

      Except for (i) shares of Common Stock reserved for issuance under the Company's stock option plans (including under the proposed amendment to the 2000 Stock Plan) and other non-plan stock options, (ii) shares of Common Stock reserved for issuance under the Company's 2001 Employee Stock Purchase Plan,
(iii) shares of Common Stock which the Company would be required to issue upon the exercise of outstanding warrants, and (iv) shares of Common Stock which the Company would be required to issue upon the conversion of outstanding convertible debentures, the Board of Directors has no current plans to issue additional shares of Common Stock. However, the Board believes that the benefits of providing it with the flexibility to issue shares without delay for any proper business purpose, including as an alternative to an unsolicited business combination opposed by the Board, outweigh the possible disadvantages of dilution and discouraging unsolicited business combination proposals and that it is prudent and in the best interests of stockholders to provide the advantage of greater flexibility which will result from the Amendment.

      Approval of the Amendment to increase the number of authorized shares of the Company's Common Stock to 110,000,000 shares requires the affirmative vote of a majority of the shares entitled to vote at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE INCREASE OF THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK TO 110,000,000 SHARES (ITEM 2 ON THE ENCLOSED PROXY CARD).

            ITEM 3 - PROPOSAL TO AMEND THE COMPANY'S 2000 STOCK PLAN

      The Board of Directors has adopted, subject to stockholder approval, an amendment (the "Plan Amendment") to the Company's 2000 Stock Plan (the "2000 Plan") authorizing the issuance of an additional 2,000,000 shares under such plan, thereby increasing the aggregate number of shares issuable under such plan from 1,500,000 to 3,500,000.

      To date, options to purchase 1,500,000 shares of the Company's Common Stock have been granted under the 2000 Plan and none of such options have been exercised or terminated.

      The adoption of the Plan Amendment by the Board of Directors reflects a determination by the Board that ensuring the continued availability of a sufficient number of options available for grant under the 2000 Plan is important to the Company's ongoing and continuing efforts to attract and retain key senior management personnel and increase the interest of the Company's executive officers in the Company's continuing success.

      Since the granting of options under the 2000 Plan is discretionary, the Company cannot at present determine the number of options that will be granted in the future to any person or group of persons or the terms of any future grant. Future option grants and the terms thereof will be determined by the Compensation and Stock Option Committee in accordance with the terms of the 2000 Plan.

      Set forth below is certain information concerning the 2000 Plan. A copy of the 2000 Plan is available upon written request to the Company.

Description of 2000 Plan

      The purpose of the 2000 Plan is to allow employees, outside Directors and consultants of the Company and its subsidiaries to increase their proprietary interest in, and to encourage such employees to remain in the employ of, or maintain their relationship with, such entities. It is intended that options granted under the 2000 Plan will qualify either as incentive stock options under
Section 422 of the Code or as non-qualified options. Options granted under the 2000 Plan will only be exercisable for Common Stock.

      The 2000 Plan is administered by a committee appointed by the Board of Directors (the Compensation and Stock Option Committee) or by the Board itself. The Compensation and Stock Option Committee will designate the persons to receive options, the number of shares subject to the options and the terms of the options, including the option price and the duration of each option, subject to certain limitations.

      The maximum number of shares of Common Stock available for issuance under the 2000 Plan is currently 1,500,000 shares, subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations and the like. Common Stock subject to options granted under the 2000 Plan that expire or terminate will again be available for options to be issued under the 2000 Plan.

      The price at which shares of Common Stock may be purchased upon exercise of an incentive stock option must be at least 100% of the fair market value of Common Stock on the date the option is granted (or at least 110% of fair market value in the case of a person holding more than 10% of the outstanding shares of Common Stock (a "10% Stockholder")).

      The aggregate fair market value (determined at the time the option is granted) of Common Stock with respect to which incentive stock options are exercisable for the first time in any calendar year by an optionee under the 2000 Plan or any other plan of the Company or a subsidiary, shall not exceed $100,000. The Compensation and Stock Option Committee will fix the time or times when, and the extent to which, an option is exercisable, provided that no option will be exercisable earlier than one year or later than ten years after the date of grant (or five years in the case of a 10% Stockholder). The option price is payable in cash or by check. In addition, the Board of Directors may grant a loan to an employee, pursuant to the loan provision of the 2000 Plan, for the purpose of exercising an option or may permit the option price to be paid in shares of Common Stock at the then current fair market value, as defined in the 2000 Plan.

      Subject to the terms of the 2000 Plan, the Board of Directors at its sole discretion shall determine when an option shall expire. A stock option agreement may provide for expiration prior to the end of its term in the event of the termination of the optionee's service to the Company or death or any other circumstances.

      The 2000 Plan provides that outstanding options shall vest and become immediately exercisable in the event of a "sale" of the Company, including (i) the sale of more than 75% of the voting power of the Company in a single transaction or a series of transactions, (ii) the sale of substantially all assets of the Company, (iii) approval by the stockholders of a reorganization, merger or consolidation, as a result of which the stockholders of the Company will own less than 50% of the voting power of the reorganized, merged or consolidated company.

      The Board of Directors may amend, suspend or discontinue the 2000 Plan, but it must obtain stockholder approval to (i) increase the number of shares subject to the 2000 Plan or (ii) change the designation of the class of persons eligible to receive options.

      Under current federal income tax law, the grant of incentive stock options under the 2000 Plan will not result in any taxable income to the optionee or any deduction for the Company at the time the options are granted. The optionee recognizes no gain upon the exercise of an option. However the amount by which the fair market value of Common Stock at the time the option is exercised exceeds the option price is an "item of tax preference" of the optionee, which may cause the optionee to be subject to the alternative minimum tax. If the optionee holds the shares of Common Stock received on exercise of the option at least one year from the date of exercise and two years from the date of grant, he will be taxed at the time of sale at long-term capital gains rates, if any, on the amount by which the proceeds of the sale exceed the option price. If the optionee disposes of the Common Stock before the required holding period is satisfied, ordinary income will generally be recognized in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the option price, or, if the disposition is a taxable sale or exchange, the amount of gain realized on such sale or exchange if that is less. If, as permitted by the 2000 Plan, the Board of Directors permits an optionee to exercise an option by delivering already owned shares of Common Stock valued at fair market value) the optionee will not recognize gain as a result of the payment of the option price with such already owned shares. However, if such shares were acquired pursuant to the previous exercise of an option, and were held less than one year after acquisition or less than two years from the date of grant, the exchange will constitute a disqualifying disposition resulting in immediate taxation of the gain on the already owned shares as ordinary income. It is not clear how the gain will be computed on the disposition of shares acquired by payment with already owned shares.

                      EQUITY COMPENSATION PLAN INFORMATION

------------------------------------------------------------------------------------------------------
                                                                              Number of securities
                                                                              remaining available for
                           Number of securities                               future issuance under
                           to be issued upon        Weighted average          equity compensation
                           exercise of outstanding  exercise price of         plans (excluding
                           options, warrants and    outstanding options,      securities reflected in
Plan Category              rights (a)               warrants and rights (b)   column (a))(c)
------------------------------------------------------------------------------------------------------
Equity compensation        3,269,030                $2.43                          0
plans approved by
security holders
------------------------------------------------------------------------------------------------------
Equity compensation
plans not approved by
security holders             515,500                $1.61                          0
------------------------------------------------------------------------------------------------------
Total                      3,784,530                $2.32                          0
------------------------------------------------------------------------------------------------------

      The Company from time to time engages in discussions with pharmaceutical and biotechnology companies about potential business and/or product consolidations, joint ventures, acquisitions, mergers or other business combinations. If any such transaction is ever consummated, the existence of these additional outstanding stock options under the 2000 Plan could have the effect of reducing the aggregate consideration received by existing stockholders in such transaction.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting will be required to approve the Plan Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR AMENDMENT OF THE COMPANY'S 2000 STOCK PLAN (ITEM 3 ON THE ENCLOSED PROXY CARD).

           ITEM 4 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors has selected PricewaterhouseCoopers LLP as its independent auditors for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Meeting. PricewaterhouseCoopers LLP has audited the financial statements of the Company and its predecessors for more than ten years and has advised the Company that it does not have any material financial interests in, or any connection with (other than as independent auditors and tax advisors), the Company.

      The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2001 and the reviews of the unaudited interim financial statements included in the Company's Form 10-Q's for the fiscal year ended December 31, 2001 (the "Audit Services") were $103,903. The Company was not charged fees by PricewaterhouseCoopers LLP related to financial information systems design and implementation for the fiscal year ended December 31, 2001 ("Technology Services"). The aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than Audit Services and Technology Services for the fiscal year ended December 31, 2001 ("Other Fees") were $12,075 of audit related services. Audit related services principally included fees for accounting consultations.

      PricewaterhouseCoopers LLP is expected to be present at the Meeting and will have the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

      Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Bylaws or otherwise. However, the Board is submitting the selection of PriceWaterhouseCoopers LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSE COOPERS LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002 (ITEM 4 ON THE ENCLOSED PROXY CARD).

         STOCKHOLDERS' PROPOSALS FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

      Proposals which stockholders intend to present at the 2003 annual meeting of stockholders must be received by the Company by April 1, 2003 to be eligible for inclusion in the proxy material for that meeting.

                           ANNUAL REPORT ON FORM 10-K

      Upon sending a written request to Pharmos Corporation, 99 Wood Avenue South, Suite 311, Iselin, NJ 08830, Attention: President, stockholders may obtain, free of charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and any amendments thereto, as filed with the Securities and Exchange Commission.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the only business which management expects to be considered at the Meeting is the election of Directors, the adoption of the 2001 Employee Stock Purchase Plan and ratification of the selection of PricewaterhouseCoopers LLP as the Company's auditors. If any other matters come before the meeting, the persons named in the enclosed form of proxy are expected to vote the proxy in accordance with their best judgment on such matters.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              HAIM AVIV, PH.D.
                                              Chairman of the Board

Dated: June 16, 2002

                                                                      APPENDIX A

        Amendment to Article FOURTH of Restated Articles of Incorporation

      The first paragraph of Article FOURTH shall be replaced by the following paragraph:

            "The total number of shares of stock which the corporation shall have authority to issue is one hundred eleven million two hundred fifty thousand (111,250,000), of which stock one hundred ten million (110,000,000) shares of the par value of three cents ($0.03) each, amounting in the aggregate to Three Million Three Hundred Thousand Dollars ($3,300,000), shall be Common Stock, and of which one million two hundred fifty thousand (1,250,000) shares of the par value of three cents ($0.03) each, amounting in the aggregate to Thirty-Seven Thousand Five Hundred Dollars ($37,500), shall be Preferred Stock."

                               PHARMOS CORPORATION
                        99 Wood Avenue South - Suite 311
                            Iselin, New Jersey 08830
                                 (732) 452-9556

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                 Annual Meeting of Stockholders - July 11, 2002

      The undersigned, as stockholder of Pharmos Corporation (the "Company") hereby appoints Haim Aviv and Gad Riesenfeld and each of them, with full power of substitution, the true and lawful proxies and attorneys in fact of the undersigned, to vote, as designated on the reverse side of this proxy card, the number of shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully and with the same effect as the undersigned might do if personally present, at the Annual Meeting of Stockholders of the Company to be held on July 11, 2002 at 11:00 AM in Edison, New Jersey at the Sheraton Edison Hotel, 125 Raritan Center Parkway, and any adjournments thereof on the matters stated on the reverse side as set forth in the Proxy Statement and Notice dated June 17, 2002.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of the nominees to the board of directors identified on the reverse side, for the approval of the amendment, for the amendment of the option plan and, in the discretion of the proxies named, on such other matters as may properly come before the Annual Meeting.

THE BOARD OF DIRECTORS URGES THAT YOU FILL IN, SIGN AND DATE THE PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

ADDRESS CHANGES:

(If you noted any address changes above, please mark corresponding box on other side)

                         (To be Signed on Reverse Side)


[X] Please mark your votes as in this example.

                     FOR all            WITHHOLD          NOMINEES:
                     Nominees           AUTHORITY to      Haim Aviv
                     listed at right    vote for all      David Schlachet
                     (except as         nominees listed   Mony Ben Dor
1. Election of       marked to the      at right          Georges Anthony Marcel
Directors of the     contrary)                            Elkan R. Gamzu
Company (Item        [_]                [_]               Lawrence F. Marshall
No. 1 in the
Proxy Statement).

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, PRINT that nominee's name on the line below)

--------------------------------------------------------------------------------
Vote on Proposals

2. Proposal to increase the number            FOR       AGAINST       ABSTAIN
of authorized shares of the Company's         [_]       [_]           [_]
Common Stock to 110,000,000 shares
(Item No. 2 in the Proxy Statement).

3. Proposal to amend the Company's            FOR       AGAINST       ABSTAIN
2000 Stock Plan (Item No. 3 in the            [_]       [_]           [_]
Proxy Statement).


4. Ratification of selection of               FOR       AGAINST       ABSTAIN
independent auditors (Item No. 4              [_]       [_]           [_]
in the Proxy Statement).

5. In the discretion of such proxies upon all other matters which may properly come before the Annual Meeting.

Note: Please sign exactly as name(s) appear on your Stock Certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, as in the case of joint tenancy, each party must sign. If a corporation, please sign in full corporate name by the president or other authorized officer.

This proxy is revocable at any time, and the undersigned reserves the right to attend the Annual Meeting and vote in person. The undersigned hereby revokes any proxy heretofore given in respect of the shares of the Company.

For address changes, please check this box and write them on the back where indicated. [_]

Signature(s)___________________________________________

Date__________________